EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Acorda Therapeutics, Inc. (the “Company”) for the fiscal quarter ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Morales, Vice President, Finance and Controller, and interim principal financial and accounting officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Morales

Robert Morales

Vice President, Finance and Controller and

interim principal financial and accounting officer

(Principal Financial Officer)

August 12, 2021

[A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Acorda Therapeutics, Inc. and will be retained by Acorda Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]